Continental Materials Corporation Reports Unaudited Second Quarter Results

CHICAGO, IL -- (Marketwired - August 14, 2013) - Continental Materials Corporation (NYSE MKT: CUO) today reported net income of $187,000, or 11 cents per share for the second quarter ended June 29, 2013 compared to a net loss of $511,000 or 32 cents per share for the second quarter ended June 30, 2012.

Consolidated sales in the second quarter of 2013 were $32,857,000 or $3,110,000 (10.5%) more than the second quarter of 2012. Sales in the Concrete, Aggregates and Construction Supplies ("CACS") segment increased $1,847,000 (18.6%) while sales in the Door segment improved by $879,000 (25.0%). The increase in sales in these two segments is reflective of the continuing but moderate improvement in the southern Colorado construction markets. Sales in the Heating and Cooling segment were $477,000 (7.9%) lower in the second quarter of 2013 compared to the same period in 2012. The lower sales for this segment are attributable to weakness in demand for fan coils due to a slow pace of new hotel construction. Sales in the Evaporative Cooling segment were $947,000 (9.3%) higher in the second quarter of 2013 compared to the second quarter of the prior year. The increase was due to product mix and modest price increases as unit sales of evaporative coolers held nearly constant in both periods.

Consolidated selling and administrative expenses, excluding expenses related to Williams EcoLogix, Inc. (WEI), were virtually identical to the second quarter of 2012. As a percentage of consolidated sales, selling and administrative expenses were 15.2% in the second quarter of 2013 compared to 16.8% in the same period of 2012. Depreciation and amortization charges in the second quarter of 2013 were $844,000 compared to $1,045,000 in the second quarter of 2012 due to the reduced level of capital spending in the past three years especially in the CACS segment.

The results for the second quarter of 2013 include charges of $662,000 pertaining to WEI, a wholly-owned subsidiary established for the purpose of serving as the exclusive North American distributor of a product being developed by a third party. The performance of the product in a series of laboratory tests was not satisfactory and the owner of the technology and intellectual property ceased further development in 2013. The one employee of the Company who was heading up this project was terminated in February 2013. The settlement reached with this former employee included a charge of $352,000 to establish a reserve for a note receivable from this former employee and a severance payment of $225,000. The second quarter expenses also include approximately $50,000 of legal expenses incurred in connection with negotiating the settlement agreement. The expenses of WEI in the second quarter of 2012, including compensation of the sole employee, were approximately $99,000. The Company expects that any future expenses related to WEI and this project will not be material.

The operating income for the second quarter of 2013, including the WEI expenses, was $374,000 compared to the $629,000 loss incurred in the second quarter of 2012. The operating results of all four of the Company's business segments improved due primarily to increased levels of sales and production combined with a more favorable product mix.

Net interest expense was $92,000 in the second quarter of 2013 compared to $140,000 in the second quarter of 2012. The lower interest expense was largely due to the decreased level of debt.

Consolidated sales in the first half of 2013 were $59,070,000, an increase of $4,927,000 or 9.1% compared to the first six months of 2012. Sales at all four of the Company's segments were higher in 2013 although sales in the Heating and Cooling and Evaporative Cooling segments were only marginally higher. Sales in the CACS segment increased $2,921,000 (17.5%) while sales in the Door segment improved by $1,674,000 (25.9%). The increase in sales in these two segments is reflective of the continuing but moderate improvement in the southern Colorado construction markets. Sales in the both of the HVAC businesses were only about 1.5% higher in the first half of 2013 compared to the first six months of 2012.

Selling and administrative expenses in the first half of 2013 were $318,000, excluding expenses related to WEI, or 3.1% lower than the prior year period. Lower legal expenses in CACS and Heating and Cooling segments were principal contributors to the reduced selling and administrative expenses. Also, sales and marketing expenses associated with the Heating and Cooling segment's fan coil business were lower in the first half of 2013 reflecting the closing of the Oklahoma City sales office in the early part of 2012. As a percentage of consolidated sales, selling and administrative expenses were 16.7% in the first half of 2013 compared to 18.8% in the same period of the prior year. Depreciation and amortization charges in the first half of 2013 were $454,000 less than in the first six months of 2012. This reduction reflects the reduced level of capital spending in the past three years especially in the CACS segment.

The expenses of the WEI project in the first half of 2013 were $710,000 and were largely the same as those described in the discussion of the results for the second quarter. The expenses for the first half of 2012 were $195,000.

The operating loss in the first half of 2013, including the WEI expenses, was $759,000 compared to an operating loss of $2,164,000 in the first six months of the prior year. The lower operating loss is reflective of the higher sales in the CACS and Door segments, the improved gross profit ratio in the Heating and Cooling segment and the reduced selling, administrative and depreciation expenses.

Net interest expense was $179,000 in the first six months of 2013 compared to $325,000 in the first six months of 2012. As with the second quarter, the lower interest expense was largely due to the decreased level of debt.

Income taxes are recorded based upon the effective rate for the year estimated at the end of each quarter. The effective rate estimated as of June 29, 2013 was 33.1% compared to 37.0% for the first half of 2012.

CAUTIONARY STATEMENT -- Statements in this document that are not historical facts are forward-looking statements. It is important to note that the company's actual results could differ materially from those projected in such forward-looking statements. Additional information concerning factors that could cause actual results to differ materially from those suggested in the forward-looking statements is contained in the company's Annual Report on Form 10-K for the year ended December 29, 2012 filed with the Securities and Exchange Commission, as the same may be amended from time to time. Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. The future results and shareholder values of the company may differ materially from those expressed in these forward-looking statements. Many of the factors that will determine these results and values are beyond the company's ability to control or predict. Shareholders are cautioned not to put undue reliance on forward-looking statements. In addition, the company does not have any intention or obligation to update forward-looking statements after the date hereof, even if new information, future events, or other circumstances have made them incorrect or misleading. For those statements, the company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

                     CONTINENTAL MATERIALS CORPORATION
                       SUMMARY OF SALES AND EARNINGS
                                (Unaudited)

                            Three Months Ended         Six Months Ended
                           June 29,     June 30,     June 29,     June 30,
                             2013         2012         2013         2012
                         -----------  -----------  -----------  -----------

Sales                    $32,857,000  $29,747,000  $59,070,000  $54,143,000

Operating income (loss)      374,000     (629,000)    (759,000)  (2,164,000)

Interest expense, net        (92,000)    (140,000)    (179,000)    (325,000)

Other income, net              5,000        4,000       18,000       14,000
                         -----------  -----------  -----------  -----------

Income (loss) from
 continuing operations
 before income taxes         287,000     (765,000)    (920,000)  (2,475,000)

Provision (benefit) for
 income taxes                100,000     (263,000)    (304,000)    (920,000)
                         -----------  -----------  -----------  -----------

Net income (loss) from
 continuing operations       187,000     (502,000)    (616,000)  (1,555,000)

Loss from discontinued
 operation net of income
 tax benefit                      --       (9,000)          --       (9,000)
                         -----------  -----------  -----------  -----------

Net income loss          $   187,000  $  (511,000) $  (616,000) $(1,564,000)
                         ===========  ===========  ===========  ===========

Net income (loss) per
 basic and diluted
 share:
  Continuing operations  $       .11  $      (.31) $      (.37) $      (.95)
  Discontinued
   operations                     --         (.01)          --         (.01)
                         -----------  -----------  -----------  -----------
  Net income (loss) per
   basic and diluted
   share                 $       .11  $      (.32) $      (.37) $      (.96)
                         ===========  ===========  ===========  ===========

Average shares
 outstanding               1,646,000    1,634,000    1,643,000    1,634,000
                         ===========  ===========  ===========  ===========

Contact:
Mark S. Nichter
(312) 541-7207